UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(5)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS

38TH FLOOR

NEW YORK, NEW YORK 10019

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

June 2, 2021

It is my pleasure to invite you to attend the 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) of Silvercrest Asset Management Group Inc. (the “Company”), a Delaware corporation, on Wednesday, June 2, 2021, at 10:00 a.m., Eastern Time. Due to continued public health concerns resulting from the coronavirus (“COVID-19”) pandemic, government-recommended and required limits on public gatherings and to protect the health and safety of the Company’s stockholders, directors and employees, the 2021 Annual Meeting will be held in a virtual-only meeting format.  Stockholders will not be able to attend the Annual Meeting in person, however stockholders of record as of the close of business on April 23, 2021 will be able to vote and view the list of stockholders during the Annual Meeting through the online platform.

At the Annual Meeting, stockholders will vote on the following matters, which are further described in the attached proxy statement (the “Proxy Statement”):

1. Election of the nominees named in the Proxy Statement to the Board of Directors (the “Board”) to serve until the 2024 annual meeting of stockholders;

2. Approval of executive compensation in an advisory, non-binding vote;

3. Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2021; and

4. Action upon such other matters, if any, as may properly come before the meeting.

The Board set April 23, 2021 as the Record Date. Only holders of record of our common stock at the close of business on that day are entitled to vote at our Annual Meeting or any adjournment of our Annual Meeting.

We invite you to attend our virtual Annual Meeting and vote. We urge you, after reading the Proxy Statement, to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope or vote your proxy by Internet or telephone by following the instructions on the form of proxy. Whether or not stockholders plan to attend the virtual Annual Meeting, Silvercrest urges stockholders to select one of the methods described in the proxy materials to vote and submit their proxies in advance of the meeting.

By order of the Board of Directors,

David J. Campbell

General Counsel and Secretary

New York, New York

April 30, 2021

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	7
Nominees for Election to the Board	7
CORPORATE GOVERNANCE	10
MEETINGS AND COMMITTEES OF THE BOARD	14
DIRECTOR COMPENSATION	16
COMPENSATION DISCUSSION AND ANALYSIS	17
Summary Compensation Table	21
Outstanding Equity Awards at 2020 Fiscal Year-End Table	23
2020 Option Exercises and Stock Vested Table	24
EQUITY COMPENSATION PLAN INFORMATION TABLE	29
INFORMATION CONCERNING OUR NON-DIRECTOR EXECUTIVE OFFICERS	30
PROPOSAL NO. 2: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021	34
AUDIT COMMITTEE REPORT	35
OTHER MATTERS	36

SILVERCREST ASSET MANAGEMENT GROUP INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding Availability of Proxy Materials for Stockholder Meeting to be Held on June 2, 2021.

This Proxy Statement and the 2020 Annual Report to Stockholders are available on our Internet website at http://ir.silvercrestgroup.com.

What is the purpose of the Annual Meeting?

At our Annual Meeting, the stockholders will act upon the matters outlined in the Notice of Meeting on the first page of this Proxy Statement, including the election of the nominees named below as directors, the approval of executive compensation in an advisory, non-binding vote; and ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2021. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to stockholders on or about April 30, 2021.

When and where will the Meeting be held?

The 2021 Annual Meeting will be held on Wednesday, June 2, 2021, at 10:00 a.m., Eastern Time.  Due to continued public health concerns resulting from the COVID-19 pandemic, government-recommended and required limits on public gatherings and to protect the health and safety of the Company’s stockholders, directors and employees, the 2021 Annual Meeting will be held in a virtual-only meeting format.  Stockholders will not be able to attend the Annual Meeting in person, however stockholders of record as of the close of business on April 23, 2021 will be able to vote and view the list of stockholders during the Annual Meeting through the online platform.

Investors can access the virtual Annual Meeting and participate in the following ways:

•

Log into the virtual meeting platform at 10:00a.m. Eastern Time on June 2, 2021 by visiting https://silvercrest.zoom.us/j/2648793874, or by visiting http://www.zoom.us and entering the following meeting identification code: 2648793874

•	Vote during the Annual Meeting by following the instructions provided during the meeting

•

Review a list of stockholders entitled to vote at the Annual Meeting that will be available for examination for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting. You may email Silvercrest at dcampbell@silvercrestgroup.com to coordinate arrangements to view the stockholder list. The stockholder list will also be available during the Annual Meeting upon request

Whether or not stockholders plan to attend the virtual Annual Meeting, Silvercrest urges stockholders to select one of the methods described in the proxy materials to vote and submit their proxies in advance of the meeting.

Who is soliciting my vote?

Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

What am I voting on?

You are voting on three proposals:

1.	The election of the following two nominees to the Board to serve until the 2024 annual meeting of stockholders

(“Proposal No. 1”):

•	Richard R. Hough III
•	Darla M. Romfo

2.	Approval of executive compensation in an advisory, non-binding vote (“Proposal No. 2”).
3.	Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2021 (“Proposal No. 3”).

What are the voting recommendations of the Board?

The Board recommends the following votes:

1.	FOR the director nominees to the Board in Proposal No. 1;
2.	FOR Proposal No. 2; and
3.	FOR Proposal No. 3.

Will any other matters be voted on?

The Board does not intend to present any other matters at the Annual Meeting. We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to David Campbell and Scott Gerard as proxies, with full power of substitution (“Proxies”), to vote on such matters in their discretion in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record as of the close of business on April 23, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Company common stock that you owned at the close of business on the Record Date. You are not entitled to cumulate your votes.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.voteproxy.com. Follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the webpage.
•	By toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Have your proxy card available when you call and follow the instructions.
•	By completing and mailing your proxy card.
•	By voting during the Annual Meeting by following the instructions provided during the meeting.

If you vote by Internet or telephone, your vote must be received by Tuesday, June 1, 2021, at 10:00 AM, Eastern Time, the day before the Annual Meeting. Your shares will be voted as you indicate. If you sign and return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR Proposal Nos. 1, 2 and 3.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed. AS A RESULT OF NASDAQ’S RULES, YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO ANY PROPOSAL, EXCEPT FOR PROPOSAL NO. 3, UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.

We will distribute electronic versions of written ballots at the Annual Meeting to any stockholder who wants to vote. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	Entering a new vote by Internet or telephone by Tuesday, June 1, 2021, at 10:00 AM;
•	Returning a later-dated proxy card;
•	Sending written notice of revocation to David J. Campbell, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019; or
•	Completing an electronic version of a written ballot at the Annual Meeting.

If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.

Is my vote confidential?

It is the policy of the Company that all proxies, ballots, voting instructions and tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced, except in limited circumstances, including: any contested solicitation of proxies; when required to meet a legal requirement, to defend a claim against the Company; or to assert a claim by the Company and when written comments by a stockholder appear on a proxy card or other voting material.

How are votes counted?

American Stock Transfer, our transfer agent, has been appointed by the Board as the inspector of elections for the Annual Meeting. It will tabulate the votes received for each nominee for director and all other items of business at the Annual Meeting. American Stock Transfer will separately count, for the proposal to elect a director, votes “For,” “Withhold” and broker non-votes, and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes are counted for purposes of determining whether a quorum is present and will have no effect and will not be counted towards the vote total for any proposal.

Who pays for soliciting proxies?

We will pay for the cost of preparing, assembling, printing, and mailing this Proxy Statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers, on whose behalf such banks and brokers hold our common stock in street name. Our directors, officers, and employees may solicit proxies on our behalf in person, by phone, or by electronic communication.  We will reimburse these banks and brokers for their reasonable out-of- pocket expenses for these solicitations. We will pay no additional compensation to our officers, directors, or employees for these activities.

What is the quorum requirement of the Annual Meeting?

A majority of the issued and outstanding shares of our common stock on the Record Date, represented in person or by proxy at the Annual Meeting, constitutes a quorum for voting on proposals at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares of our Class A and Class B common stock vote together as a single class. Both abstentions, including those recorded by brokers holding their customers’ shares, and broker non-votes will be counted in determining the quorum. On the Record Date, there were 9,658,297 and 4,769,835 shares of Class A and Class B common stock, respectively, outstanding.

What are broker non-votes?

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker.

If that happens, the bank or broker may vote those shares only on matters as permitted by NASDAQ. NASDAQ prohibits banks and brokers from voting uninstructed shares in, among other things, the election of directors and matters related to executive compensation; accordingly, banks and brokers cannot vote with respect to any Proposal presented for consideration in this Proxy Statement except for Proposal No. 3 unless they receive voting instructions from the beneficial owners. Broker non-votes are not treated as votes cast under Delaware law.

What vote is required to approve each proposal?

Proposal No. 1. For the election of directors, a nominee for director will be elected if he receives a plurality of the votes of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes for that candidate represent a majority. Withholds and broker non-votes have no effect on the outcome of the proposal.

Proposal No. 2. Approval of our executive compensation in an advisory, non-binding vote requires the approving vote of a majority of the votes of shares present in person, or represented by proxy, and entitled to vote at the

Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

Proposal No. 3. Ratification of our independent registered public accounting firm requires the approving vote of a majority of the votes of shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

Who can attend the Annual Meeting?

Only Silvercrest Asset Management Group Inc. stockholders as of the close of business on the Record Date may attend the Annual Meeting.

What do I need to do to attend the Annual Meeting?

If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to provide the legal proxy at the virtual Annual Meeting along with valid picture identification. If you do not receive the legal proxy in time, provide your most recent brokerage statement at the virtual Annual Meeting. We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

What does it mean if I get more than one proxy card?

It means you own shares in more than one account. You should vote the shares on each of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by phone at (800) 937-5449 or by mail at 6201 15th Avenue, Brooklyn, New York 11219.

I own my shares indirectly through my broker, bank or other nominee. Will I receive multiple copies of the annual report, proxy statement and other mailings because more than one person in my household is a beneficial owner? How can I change the number of copies of these mailings that are sent to my household?

If you and other members of your household are beneficial owners, you may receive multiple copies of the annual report and proxy statement and other mailings at your household. You can eliminate this duplication of mailings by contacting your broker, bank or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank or other nominee.

I own my shares directly as a registered owner of Company stock and so do other members of my family living in my household. How can I set the number of copies of the annual report and proxy statement that will be delivered to my household?

Family members living in the same household that are registered owners of Company stock will receive only one copy per household of the annual report, proxy statement and most other mailings. The only item that will be separately mailed for each registered stockholder or account is a proxy card. If you wish to receive separate copies in your name, apart from others in your household, you must contact our transfer agent, American Stock Transfer & Trust Company, LLC, by phone at (800) 937-5449 or by mail at 6201 15th Avenue, Brooklyn, New York 11219, and request that action. Within 30 days after your request is received, we will send you separate mailings. If, for any reason, you and members of your household receive multiple copies and you want to eliminate the duplications, please also contact American Stock Transfer and request that action. That request must be made by each person in the household entitled to receive the materials.

Multiple stockholders live in my household and I want to receive my own copy of this year’s Annual Report and Proxy Statement. How can I obtain my own separate copy of those documents for the Annual Meeting in June?

You may download them from our Internet website, http://ir.silvercrestgroup.com. If you want copies mailed to you and you are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and you are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 649-0600 or by mail to 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. We cannot guarantee you will receive mailed copies before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Report on Form 8-K within four business days following the Annual Meeting.

What is the deadline for consideration of stockholder proposals or director nominations for the 2022 annual meeting of stockholders?

If you are a stockholder and you want to present a proposal at the 2022 annual meeting and have it included in our proxy statement for that meeting, you must submit the proposal in writing to our offices at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019, no later than December 31, 2021. Applicable Securities and Exchange Commission (“SEC”) rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

If you want to present a proposal at the 2022 annual meeting (but not have the proposal included in our proxy statement) or to nominate a person for election as a director, you must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our corporate secretary receive written notice from the stockholder of intent to present such proposal or nomination no less than 90 days and no more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting if such meeting is to be held on a day that is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. Therefore, assuming our next annual meeting is held on or about June 2, 2022, we must receive notice of such proposal no earlier than February 2, 2022 and no later than March 4, 2022. The notice must contain the information required by our bylaws. You may obtain a print copy of our bylaws by submitting a request to: 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Our bylaws are also available on our website at http://ir.silvercrestgroup.com. Management may vote proxies in its discretion on any matter at the 2021 annual meeting if we do not receive notice of the matter within the time frame described in this paragraph. In addition, any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, you will vote to elect as director the nominees listed below to serve until our 2024 Annual Meeting of stockholders or until his or her successor is elected and qualified. The Board has nominated Richard R. Hough III and Darla M. Romfo for election as directors. Mr. Hough is a current member of the Board. The nominees have consented to being named in this Proxy Statement as nominees and have agreed to serve as directors if elected.  Ms. Romfo does not have any family relationship with any of our executive officers. In the normal course of its deliberations, the Board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to the Board and our Company.

The persons named as Proxies in the accompanying form of proxy have advised us that, consistent with the Board’s recommendation, at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the Proxies FOR the election of the nominees named below. If one or more of the nominees are unable to serve, or for good cause will not serve, the persons named as Proxies may vote for the election of any substitute nominee that the Board may propose. The persons named as Proxies may not vote for a greater number of persons than the number of nominees named above.

Nominees for Election to the Board

The following table provides information about our nominees for director as of the Record Date, April 23, 2021:

Name	Age	Position
Richard R. Hough III	51	Chairman, Chief Executive Officer, President and Director
Darla M. Romfo	60	Director

Richard R. Hough III, 51, is our Chairman, Chief Executive Officer and President and a current member of the Board. Mr. Hough has served as Chairman of the Board since November 2015, President of Silvercrest Asset Management Group LLC, our operating subsidiary (“SAMG LLC”), since January 2012, as its Chief Operating Officer from July 2010 to November 2013 and as its Chief Executive Officer since November 2013. He has been a member of the Company’s Executive Committee since 2007. Mr. Hough, who joined us in 2003, has responsibility for all aspects of our operations, including corporate strategy and development. Previously, Mr. Hough served as the founding national program director of Children’s Scholarship Fund. Mr. Hough also worked in Washington, DC, as a managing editor and policy analyst. Mr. Hough is a member of the Board of Governors of the Investment Adviser Association, a not-for-profit organization that represents the interests of SEC-registered investment adviser firms. He serves on the advisory board of the New Criterion, a monthly review of the arts and intellectual life and on the executive board of Monmouth Council, Boy Scouts of America. He also serves as chairman of the board of the Institute for Family Studies and serves on the boards of the New York Men’s Leadership Forum and Christendom College.  Mr. Hough graduated with a degree in politics from Princeton University.

Mr. Hough has been involved in the strategy of our Company for almost sixteen years. His various leadership roles enable him to provide valuable insight on the strategic direction of the Company. Based on his experience and qualifications, Mr. Hough was elected as a member of the Board, and we believe he should continue as a Board Member.

Darla M. Romfo, 60, has been nominated for election to the Board.  Ms. Romfo is a lawyer and a CPA who has had experience working in all three sectors of our economy—private, government and not-for-profit. After working in private practice as an attorney in tax law, Ms. Romfo worked closely as Counsel to two former United States Senators (Senator Kent Conrad and Senator John Breaux) in their roles as members of the Senate Finance Committee, as Legislative Director to each Senator, and with Senator Breaux in his positions within the Senate Democratic Leadership.

Since 1999, Ms. Romfo has served as President and Chief Operating of the Children’s Scholarship Fund, a national not-for-profit dedicated to providing partial scholarships to low-income children to attend private school. Ms. Romfo is a frequent speaker on education and parental choice, and is currently on the boards of Drexel Fund and Brilla College Prep Charter Schools. She also serves as a member of the Commission on Presidential Scholars.  Ms. Romfo received a B.A. degree in Political Science and a B.S.B.A. degree in Accounting from the University of North Dakota.  She subsequently received her J.D. from The George Washington University Law School.

Based on her management, legal and financial experience and qualifications, Ms. Romfo was nominated for election to the Board, and we believe she should be elected as a Board Member.

Other Current Members of the Board

Richard J. Burns, 61, is a current member of the Board.  Richard J. Burns co-founded Isis Ventures Partners in 2002 and is currently one of its general partners and Chairman of its operating companies. Prior to co-founding Isis, Mr. Burns was President and Chief Executive Officer of Thomson Financial Media, a company holding the banking, insurance and electronic commerce media assets of The Thomson Corporation. Mr. Burns also previously served as Chief Executive Officer and publisher of Institutional Investor, a leading media business for fund management and finance professionals. Mr. Burns is currently a director on the board of Interaudi Bank, an FDIC-regulated bank based in New York. He serves as Chairman of the bank’s audit committee and is a member of its compliance committee. He also serves as Chairman of the board of Intelligent Security Systems, a leading provider of algorithmic software solutions for the global video intelligence industry. Mr. Burns currently serves on the board of Carnegie Hall, representing New York City Comptroller Scott Stringer.  Mr. Burns has previously served as a member of the Board of Trustees of the American Museum of Natural History and as a member of the Board of Trustees of the David Rockefeller-founded Americas Society.  Mr. Burns was educated at St. John’s College, Oxford University, where he received B.A. and M.A. degrees. He subsequently received his Masters of Science from Columbia University’s Graduate School of Journalism.

Based on his experience and qualifications, Mr. Burns was appointed as a member of the Board.

Winthrop B. Conrad, Jr., 75, is a current member of the Board. Winthrop B. Conrad, Jr. is Senior Counsel, retired, of Davis Polk & Wardwell, LLP, a New York based global law firm. Prior to July 2007, Mr. Conrad was a senior partner at Davis Polk, specializing in capital markets transactions, mergers and acquisitions and general corporate matters. Mr. Conrad is a graduate of Yale College and received his J.D. from Harvard Law School. Davis Polk has not performed and does not perform legal services for us.

Mr. Conrad has extensive experience with corporate transactions, as well as finance, which provides us with important perspectives in those areas. With his broad experience in corporate legal matters, Mr. Conrad is uniquely equipped to provide the Board with insight into capitalization strategies, fiduciary matters, capital markets mechanics and strategic expansion opportunities. Based on his experience and qualifications, Mr. Conrad was elected as a member of the Board.  Mr. Conrad will not stand for reelection at the 2021 Annual Meeting in connection with Mr. Conrad’s retirement from his service as a director.

Brian D. Dunn., 66, is a current member of the Board.  Mr. Dunn joined McLagan Partners (an Aon Hewitt Company), a provider of compensation consulting services, in 1998 and retired as Chairman of McLagan and CEO of Performance, Reward & Talent for Aon Hewitt Consulting Worldwide in December 2015.  He is a board member of Spire Technologies and Solutions Private Limited, the Phi Delta Theta Educational Foundation, and SullivanCotter which is a private consulting firm focused on the Healthcare sector.  Mr. Dunn received a B.S. degree summa cum laude from the New York State School of Industrial and Labor Relations at Cornell University and an M.B.A. with highest honors from the Cornell University Graduate School of Management.

Mr. Dunn has over 30 years of experience specializing in incentive and executive compensation and has had several compensation committee relationships with publicly traded companies.  His client base was exclusively financial services firms including many asset managers.  Based on his experience and qualifications, Mr. Dunn was elected as a member of the Board.

Albert S. Messina, 73, is a current member of the Board. He was elected to the Board on March 19, 2014. Mr. Messina joined our Company in April 2002 as a Managing Director and Portfolio Manager of equity and fixed income portfolios. Prior to 2002, Mr. Messina was a Managing Director at Credit Suisse Asset Management (CSAM), where he served in a similar capacity. He arrived at CSAM as a result of that firm’s merger with DLJ, where he had worked since 1983. Previously, he spent 14 years with Bankers Trust Company, where he advised private clients and oversaw the fiduciary department’s Tax Services Division. Mr. Messina holds a B.A. in Economics from Brooklyn College.

Mr. Messina has decades of experience in the asset management industry, including over a decade of leadership experience at Silvercrest. Based on his experience and qualifications, Mr. Messina was elected as a member of the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE BOARD’S NOMINEES.

CORPORATE GOVERNANCE

Overview

Our Company believes that good corporate governance practices reflect our values and support our strong strategic and financial performance. The compass of our corporate governance practices can be found in our bylaws and our Code of Business Conduct and Ethics, which were adopted by the Board to guide our Company, our Board and our employees. The charter of each standing Committee of the Board, spelling out the roles and responsibilities delegated to each Committee, can be found at http://ir.silvercrestgroup.com. In addition, the Board has established policies and procedures that address matters such as transactions with related persons and the independence and qualifications of our directors. This “Corporate Governance” section provides insight into how the Board has implemented these policies and procedures to benefit our Company and our stockholders.

Board Composition

The Board currently consists of five directors. One of our current directors, Mr. Winthrop B. Conrad, Jr., will not stand for reelection at the 2021 Annual Meeting in connection with Mr. Conrad’s retirement from his service as a director.  Messrs. Burns and Dunn and Ms. Romfo qualify as independent directors under the corporate governance standards of NASDAQ. The Board consists of a majority of independent directors within the meaning of the applicable rules of the SEC and NASDAQ. At least one member, Mr. Burns, has been determined by the Board to be an Audit Committee financial expert within the meaning of applicable SEC and NASDAQ rules.  The Nominating and Corporate Governance Committee will consider a person’s continued service as a director once their term is expiring without regard to the age of such person.

Meetings of Directors

During 2020, the Board met a total of eight times. During 2020, the Audit Committee met five times, the Compensation Committee met twice, and the Nominating and Corporate Governance Committee met four times, and the meetings were presided over by Mr. Burns and Mr. Kidd, Mr. Dunn and Mr. Conrad, respectively. All eight of the full Board meetings were presided over by Richard R. Hough III. For 2021, there are four scheduled non-telephonic meetings of the Board. Mr. Hough is expected to preside over these meetings during 2021.

Staggered Board

The Board is divided into three staggered classes of directors of the same or nearly the same number and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the current Class II directors expires upon the election and qualification of successor directors at this year’s Annual Meeting. The term of the Class II directors elected at this year’s Annual Meeting will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2024. The terms of the other directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2022 for the Class III directors and 2023 for the Class I director.

•	Our Class I director is Mr. Dunn;
•	Our Class II directors are Mr. Hough and Ms. Romfo; and
•	Our Class III directors are Mr. Burns and Mr. Messina.

While the Board is currently composed of five directors, our second amended and restated certificate of incorporation provides that the number of directors serving on the Board shall be fixed from time to time by a resolution of a majority of the Board, provided that the Board shall consist of no fewer than three directors nor more than eleven directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board.

Board Leadership Structure

The Board consists of two non-independent directors and three independent directors. Richard R. Hough III serves as both Chairman of the Board and Chief Executive Officer.  The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board does not have a policy mandating the combination or separation of the roles of Chairman of the Board and Chief Executive Officer.  The Board has not designated a lead independent director but believes that its leadership structure is appropriate given the active role that the independent directors play on the Board’s standing committees.  The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Stockholder and Interested Party Communications with the Board

Communications with the Board Generally. Stockholders who desire to communicate with the Board, or with a specific director, including on an anonymous or confidential basis, may do so by delivering a written communication to the Board, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. The General Counsel will not edit or modify any such communication received and will forward each such communication to the appropriate director or directors, as specified in the communication. If the envelope containing a communication that a stockholder wishes to be confidential is conspicuously marked “Confidential,” the General Counsel will not open the communication. Communications will be forwarded by the General Counsel to the Board or any specified directors on a bi-monthly basis. The General Counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity. In addition, we have a policy that each of our directors should make every reasonable effort to attend each annual meeting of stockholders so that stockholders can communicate with the Board during these meetings.  All of the members of our Board attended the 2020 Annual Meeting of Stockholders.

Interested Party Communications with our Independent Directors, our Non-Management Directors. Any interested party, including stockholders, who desires to communicate directly with one or more of the independent directors or our non-management directors as a group, including on an anonymous or confidential basis, may do so by delivering a written communication to the independent directors or the non-management directors as a group, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. The General Counsel will not open a communication that is addressed to one or more of our independent directors or our non-management directors as a group and will forward each such communication to the appropriate individual director or group of directors, as specified in the communication. Such communications will not be disclosed to the non-independent or management members of the Board or to management unless so instructed by the independent or non-management directors. Communications will be forwarded by the General Counsel on a bi- monthly basis. The General Counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

Nominations for Directors

Identifying Director Candidates. When seeking candidates for election and appointment to the Board, our Nominating and Corporate Governance Committee will consider candidates that possess the integrity, leadership skills and competency required to direct and oversee our management in the best interests of our stockholders, clients, employees, communities we serve and other affected parties, and consider the competency of the Board as a whole. While we do not have a specific policy on diversity of the Board, our Nominating and Corporate Governance Committee considers composition of the Board, including issues of diversity, age and skills such as understanding asset management, investment management and finance.  We believe the composition of our Board reflects a diversity of skills, professional and personal backgrounds and experience.  With respect to the director nominees, the Nominating and Corporate Governance Committee also focused on the information described in the Board members’ biographical information set forth above.

Stockholder Recommendations for Director Candidates. The Nominating and Corporate Governance Committee will consider stockholder suggestions for nominees for directors. Shareholder recommendations for a candidate for director should be submitted to: Silvercrest Asset Management Group Inc., Office of the General Counsel, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019.

Code of Business Conduct and Ethics

We expect and require all of our employees, directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Accordingly, we have adopted a Code of Business Conduct and Ethics, which outlines our commitment to, and expectations for, honest and ethical conduct by all of these persons and parties in their business dealings. A complete copy of our Code of Business Conduct and Ethics is available on our website at http://ir.silvercrestgroup.com.  The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Form 8-K, in each case if such disclosure is required by rules of the SEC or NASDAQ.

Policy on Related Person Transactions

As a general matter, it is our preference to avoid related person transactions as we recognize that they can present potential or actual conflicts of interest. We recognize, however, that there are situations where related person transactions may be in the best interests of the Company and our stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides or obtains products or services to or from related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, we have adopted a written Company policy for the review, approval or ratification of related person transactions, which is generally described below.

For the purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year end, and in which any related person had, has or will have a direct or indirect material interest. “Related person” means (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

When we become aware of a person’s status as a beneficial owner of more than 5% of any class of the our voting securities, our General Counsel is required to create a list, to the extent the information is readily available, of (i) if the person is an individual, the same information as is requested of directors and executive officers, and (ii) if the person is a firm, corporation or other entity, a list of principals or executive officers of the firm, corporation or entity, and update the list on a quarterly basis.

Current Related Person Transactions

We have entered into a registration rights agreement and a tax receivables agreement with our principals, who are the limited partners of Silvercrest, L.P., the managing member of SAMG LLC, our operating subsidiary. Our principals include Messrs. Richard R. Hough III, Scott A. Gerard, David J. Campbell, Albert S. Messina and J. Allen Gray.

Registration Rights Agreement. Pursuant to a resale and registration rights agreement that we entered into with our principals, we filed a registration statement on Form S-3, in 2014, for the sale of the shares of our Class A common stock that are issuable upon exchange of Class B units. The registration statement was also declared effective by the SEC in 2014. Pursuant to this agreement, when Silvercrest L.P. issues any Class B units to its employees, partners or other consultants pursuant to the 2012 Equity Incentive Plan, the recipient will be entitled to the same resale and registration rights, and will be subject to the same restrictions, as the principals holding Class B units outstanding after our initial public offering.

Tax Receivable Agreement. We have entered into a tax receivable agreement with our principals, and will enter into a tax receivable agreement with any future holders of Class B units, that requires us to pay them 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control) as a result of the increases in tax basis and certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. We expect to benefit from the remaining 15% of cash savings, if any, realized. The tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on an agreed upon value of payments remaining to be made under the agreement. The tax receivable agreement will automatically terminate with respect to our obligations to a principal if a principal (i) is terminated for cause, (ii) breaches his or her non-solicitation covenants with our Company or (iii) voluntarily resigns or retires and competes with our Company in the 12-month period following resignation of employment or retirement, and no further payments will be made to such principal under the tax receivable agreement.

Management of Employees’ Personal Funds. The Company manages the personal funds of many of its employees and members of the families of those employees, including Messrs. Hough, Gerard, Campbell, Messina and Gray, pursuant to investment management agreements in which it has agreed to reduce the advisory fees it charges to such employees and members of their families. The value of the discounts for fiscal year 2020 to the investment advisory services provided by the Company to Messrs. Scott A. Gerard and Albert S. Messina were approximately $13,000 and $26,000, respectively. The value of services provided by the Company to other executives was not significant.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to make every reasonable effort to attend each meeting of the Board and any Committee of which the director is a member and to be reasonably available to management and the other directors between meetings. Our entire Board met eight times during 2020. Most of our Board and Committee meetings in 2020 took place on a virtual basis as a result of the COVID-19 pandemic.  Mr. Kidd attended all the Board and Committee meetings prior to his retirement from the Board in June 2020.  Messrs. Burns, Conrad, Dunn, Hough and Messina attended all eight Board meetings, all five Audit Committee meetings and all four Nominating and Corporate Governance Committees.

Committees of the Board

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised of independent directors in accordance with the listing standards of NASDAQ. In 2020, the Audit Committee met five times, the Compensation Committee met twice and the Nominating and Corporate Governance Committee met four times.  Mr. Kidd attended all the Board and Committee meetings prior to his retirement from the Board in June 2020.  Messrs. Burns, Conrad, Dunn, Hough and Messina attended all eight Board meetings, all five Audit Committee meetings and all four Nominating and Corporate Governance Committees.

The following table sets forth the names of each current Committee member and the primary responsibilities of each Committee.

Name of Committee and Members for 2020		Primary Responsibilities
Audit Richard J. Burns (Chairman and Audit Committee Financial Expert) Winthrop B. Conrad, Jr. Brian D. Dunn	●

Reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

	●	Reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
	●	Reviews our financial risk and control procedures, compliance programs regarding risk assessment and management and significant tax, legal and regulatory matters; and
●

Appoints our independent registered public accounting firm annually, evaluates its independence and performance, determines its compensation and sets clear hiring policies for employees or former employees of the independent registered public accounting firm.

Compensation Richard Burns Winthrop B. Conrad, Jr. Brian D. Dunn (Chairman)	●	Determines the compensation of the Chief Executive Officer and reviews, approves, and makes recommendations to the Board with respect to the compensation of our other executive officers;
	●	Oversees, administers, and makes recommendations to the Board with respect to our cash and equity incentive plans; and
	●	Reviews and makes recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Richard Burns Winthrop B. Conrad, Jr. (Chairman) Brian D. Dunn	●	Makes recommendations to the Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees as directors;
	●	Advises the Board with respect to the corporate governance principles applicable to us;
	●	Oversees the evaluation of the Board and management;
	●	Reviews and approves in advance any related person transactions, other than those that are pre-approved pursuant to pre-approval guidelines or rules established by the Committee;
	●	Reviews the form and amounts of director compensation and makes recommendations to the Board with respect thereto; and
	●	Establishes guidelines or rules to cover specific categories of transactions.

The Board has adopted written charters for each Committee setting forth the roles and responsibilities of each Committee. Each of the charters is available on our website at http://ir.silvercrestgroup.com.

Board’s Role in Risk Oversight

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our general approach to risk management. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and other matters presented to the Board. The board exercises its responsibilities periodically as part of its meetings and also through the Board’s three Committees, each of which examines various components of enterprise risk as part of their responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Audit Committee also has primary responsibility for reviewing and discussing our practices regarding risk assessment and management, including any guidelines or policies that govern the process by which we identify, monitor and handle major risks. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk-taking. Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.

The Board’s role in risk oversight of our Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, with the Board and its Committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systematic and effective approach for identifying, managing and mitigating risks throughout our Company.

DIRECTOR COMPENSATION

Under our director compensation program, each non-employee director receives annual compensation that is comprised of an annual retainer of $50,000 and an additional $5,000 annually per Committee on which the director serves.   Employee directors do not receive any additional compensation for services as a director. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board, Committee and stockholder meetings, including those for travel, meals and lodging. We reserve the right to change the manner and amount of compensation to our directors at any time.

2020 Director Summary Compensation Table

Information provided in the following table reflects the compensation delivered to our non-employee directors for our last completed fiscal year:

	Fees Earned or	Fees Earned or
	Paid in Cash	Paid in Stock	Total
Name	($)	($)(1)	($)
Richard J. Burns	65,000	—	65,000
Winthrop B. Conrad, Jr. (2)	65,000	—	65,000
Brian D. Dunn	—	65,000	65,000
Wilmot H. Kidd III (3)	16,250	—	16,250

(1)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with restricted stock units in Silvercrest Asset Management Group Inc. calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Silvercrest L.P.’s restricted stock unit-based awards are all classified as equity instruments.  For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	Mr. Conrad will not stand for reelection at the 2021 Annual Meeting in connection with Mr. Conrad’s retirement from his service as a director.

(3)	Mr. Kidd retired from the Board on June 3, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

This section summarizes the material elements and principles underlying our compensation policies, including those relating to our named executive officers. It generally describes the manner and context in which compensation is earned by, and awarded and paid to, our management and senior executives, who we refer to as our principals, and provides perspective on the tables and narratives that follow. For fiscal year 2020, the named executive officers of the Company were Richard R. Hough III, Chairman, Chief Executive Officer and President; Scott A. Gerard, Chief Financial Officer; David J. Campbell, General Counsel and Secretary; Albert S. Messina, Managing Director and Portfolio Manager; and J. Allen Gray, Managing Director – Institutional Business.

Except where the context requires otherwise and as otherwise set forth herein, references to “we”, “our” or “Company” in this Compensation Discussion and Analysis section refer to Silvercrest Asset Management Group Inc. and its consolidated subsidiaries, including Silvercrest L.P. (“Silvercrest L.P.” or “SLP”), the managing member of SAMG LLC, our operating subsidiary.

Philosophy and Objectives of Compensation Program

Our compensation program is designed to reward past performance at an individual, team, and company level, and encourages future contributions to achieving our strategic goals and enhancing stockholder value. Our method of compensating our principals is intended to meet the following objectives: (i) support our overall business strategy; (ii) attract, retain and motivate top-tier professionals within the investment management industry; and (iii) align the interests of our principals with those of our stockholders.

We believe that, in order to create long-term value for our stockholders, we need a skilled and experienced management team focused on achieving profitable and sustainable financial results, expanding our investment capabilities through disciplined growth, continuing to diversify sources of revenue and delivering superior client service. We depend on our management team to execute the strategic direction of our Company and maintain our standards for ethical, responsible and professional conduct. We also rely on our management team to manage our professionals and distribution channels and provide the operational infrastructure that allows our investment professionals to focus on achieving attractive investment returns and superior client service. In addition, we depend on our management team to encourage an entrepreneurial and collegial business culture.

The elements of our compensation and equity participation programs have contributed to our ability to attract and retain a highly qualified team of professionals. For our principals, we use, and expect to continue to use, cash and equity compensation programs and equity participation in a combination that has been successful for us in the past and that we believe will continue to be successful for us in the future. In addition to cash compensation for our principals, we have recognized performance and value, which we believe enhance our overall compensation objectives, by offering interests in Silvercrest L.P. By doing so, we have enabled our principals to share in the future profits, growth and success of our business.

Our compensation programs are focused on rewarding performance that increases long-term stockholder value, including growing revenues, retaining clients, developing new client relationships, developing new products, improving operational efficiency and managing risks. We periodically evaluate the success of our compensation and equity participation programs in achieving these objectives and adapt these programs as our Company grows in order to enable us to better achieve these, and future, objectives.

Determination of Compensation and Role of Directors and Principals in Compensation Decisions

Compensation of our named executive officers is not determined using rigid metrics or formulae, except for Messrs. Messina and Gray, and all compensation decisions are subject to the discretion of the Executive Committee (which is composed of Mr. Hough, Mr. Gerard, Mr. Campbell, Mr. Messina and Mr. Gray) and, ultimately, our Chief Executive Officer, Mr. Hough. Historically, base salaries, annual bonuses and incentive compensation of our named executive officers are reviewed by the Executive Committee and adjusted as deemed necessary after taking into account both individual and company performance.

We have a Compensation Committee comprised solely of independent directors to assist the Board in the discharge of its responsibilities relating to the compensation of our named executive officers. In making its decisions, the Compensation Committee is guided by the recommendations of the Chief Executive Officer and the Executive Committee.  The Compensation Committee, in its sole discretion, determines the compensation of the Chief Executive Officer.

We have not adopted policies with respect to cash versus non-cash compensation (or among different forms of non-cash compensation), although we have determined that it is important to encourage or provide a meaningful opportunity to acquire an amount of equity ownership by our principals to help align their interests with those of our Company and its shareholders. The allocation between cash and non-cash compensation has historically been based on a number of factors, including individual performance, company performance and company liquidity. These determinations vary from year to year. We may decide in future years to pay some or all of short-term and long- term incentives in equity depending upon the facts and circumstances existing at that time.

We have also not adopted specific policies with respect to short-term versus long-term compensation but believe that both elements are necessary for achieving our compensation objectives for all employees. Our base salaries and performance bonuses are competitive for all employees. Equity awards for principals reward achievement of strategic long-term objectives, which we believe will contribute toward overall stockholder value.

We have not identified a specific peer group of companies for comparative purposes and have not engaged in formal competitive benchmarking of compensation against specific peer companies. We periodically use compensation consultants with respect to non-equity-based compensation, and, historically, we have received regular and ongoing input from industry representatives and other market sources through our (1) participation on the Pershing Advisor Solutions, a service which provides a customized approach to understanding the RIA business and a range of solutions to help meet demand, with MFO/RIA peers; (2) participation in other custodian advisor forums and industry events; (3) review of compensation surveys by companies such as McLagan Partners and The Bower Group, which provide international consulting services to a range of clients; (4) review of industry publications featuring stories on compensation practices and metrics; and (5) review of the Moss Adams Adviser Compensation and Staffing Study, which is prepared by Pershing Advisor Solutions, Moss Adams LLP and IN Advisor Solutions and includes data on hundreds of advisory firms.

Our Chief Executive Officer has discretion to determine the compensation of the named executive officers (other than himself), which he is expected to do in consultation with our Compensation Committee. Our Compensation Committee has overall oversight responsibility for our compensation policies, plans and programs. The Committee reviews our Company’s achievements and the achievements of our named executive officers and is expected to provide input and guidance to our Chief Executive Officer in the determination of the specific type and level of compensation of our other named executive officers. The Committee is also expected to set the compensation of our Chief Executive Officer.

Principal Components of Compensation

We have established compensation practices that directly link compensation with individual and company performance, as described below. These practices apply to all of our principals, including our named executive officers. Ultimately, ownership in our Company has been the primary tool we have used to attract and retain senior professionals. As of April 5, 2021, our principals indirectly held approximately 33% of the interests in Silvercrest L.P. The interests in Silvercrest L.P. currently held by our principals entitle them to receive distributions from Silvercrest L.P.  The Company typically does not enter into employment agreements with members of its senior management and did not previously have an employment with Messrs. Gray and Hough. Because the Company recognizes that there is significant competition for talent within the industry, in 2018 and 2020 the Company decided to enter into employment agreements with Mr. Hough and Mr. Gray, respectively, to enhance the Company’s ability to retain them.  The Compensation Committee of the Board determined that such agreements were in the best interests of the Company and its stockholders. For more details about Mr. Hough’s and Mr. Gray’s employment agreements please see page 22.

In 2020, we provided the following elements of compensation to our principals, the relative value of each of these components for individual principals varying based on job role and performance: (i) base salary; (ii) annual cash bonus; and (iii) other benefits and perquisites, each of which is described below.  In addition, our Chief Executive Officer received restricted stock units (“RSUs”) and non-qualified stock options (“NQOs”) in 2020.

•

Base Salary. Base salaries are intended to provide the named executive officers with a degree of financial certainty and stability and are determined based on their role and responsibility.  The intent behind all salaries is to provide a source of stable and predictable cash flow for each of our principals. The base salaries of our named executive officers for 2020 are set forth below in our “Summary Compensation Table.”

•

Annual Cash Bonus. Annual cash bonus is determined after the end of each fiscal year and is based on a number of variables that are linked to individual and company-wide performance for that year and over the longer term. For Messrs. Hough, Gerard and Campbell, annual bonus awards are granted strictly on a discretionary basis.  For Messrs. Gray and Messina, who are client-facing principals, annual cash bonuses are determined pursuant to a specific compensation plan whereby revenue is the predominant variable that is measured but determination of the bonuses is ultimately at the discretion of the Chief Executive Officer and the Executive Committee. Annual bonus awards for Messrs. Gerard and Campbell are recommended by the Chief Executive Officer and approved by the Compensation Committee. Our Compensation Committee has oversight of all of our executive compensation programs, including the approval of compensation of our Chief Executive Officer. The annual cash incentive compensation awarded to our named executive officers for fiscal year 2020 is set forth below in our “Summary Compensation Table”.

•

In 2020, the Company granted RSUs and NQOs to its Chief Executive Officer.  The RSUs will vest and settle in the form of Class B units of SLP.  Twenty-five percent of the RSUs granted vest and settle on each of the first, second, third and fourth anniversaries of the grant date.  The NQOs will vest and become exercisable into Class B units of SLP.  One-third of the NQOs will vest and become exercisable on each of the first, second and third anniversaries of the grant date.

•

Other Benefits and Perquisites. Each of our employees participates in the employee health benefit programs we maintain, including medical, group life and long-term disability insurance, on the same basis as all other employees, subject to satisfying any eligibility requirements and applicable law. We also provide other perquisites such as an automobile program, by which our present and former Executive Committee members are provided $500 per month toward auto lease or financing payments. In addition, we offer each of our employees our investment management services, if they place their funds in a separately managed account with us, at a discounted advisory fee typically associated with these services. We do not currently have plans to change the levels of perquisites received, but continue to monitor them and may make adjustments from time to time. The perquisites provided to our named executive officers for the fiscal year 2020 are set forth in our “Summary Compensation Table”.

Stock Ownership Guidelines

While the compensation of our principals has primarily included a set base salary and a discretionary bonus, virtually all of our principals own equity interests in Silvercrest L.P. As stated above, we believe that equity ownership in our Company encourages principals to have a long-term view of our success, and a healthy concern for the entire company, rather than merely improving their own compensation. Principals are incentivized to grow and increase the value of their equity interests by adding to our overall revenue and guarding our expenses in a way that a non- equity owner would not. All of our principals have been offered multiple opportunities to acquire ownership interests in our Company, and in some cases, have received incentive compensation awards which include such interests.

Our principals have not historically been subject to mandated equity ownership or retention guidelines. It is our belief that the equity ownership by our principals ensure that their interests are directly aligned with those of our Company and our clients. Since our initial public offering, we have continued to promote broad and substantial equity ownership by our principals. In addition, while our principals remain employees of Silvercrest L.P., they are required to retain at least 25% of the Class B units in Silvercrest L.P. that they owned on the date of consummation of our initial public offering.

Each holder’s profits percentage is fixed at the date of acquisition of the equity interests in Silvercrest L.P., subject to dilution when additional equity interests in these entities are issued or accretion if existing equity interests in their entities are redeemed and not resold. Under the terms of its second amended and restated limited partnership agreement, Silvercrest L.P. may retain profits for future needs of the partnership.

An equity interest in Silvercrest L.P. also allows the holder to participate in the appreciation or depreciation in the value of Silvercrest L.P., from and after the date of the grant of the equity interest, by participating in defined capital or liquidity events (as defined in the second amended and restated limited partnership agreement) or by redemption following termination of employment. The redemption of these equity interests is described in detail below under “Vesting and Redemption of Silvercrest L.P. Interests”

In connection with our reorganization in 2013, the terms of the equity interests held by our named executive officers changed in several significant respects. As part of our reorganization, interests in Silvercrest L.P. were exchanged for Class B units of Silvercrest L.P. and shares of our Class B common stock. Class A units in Silvercrest L.P. are held by the Company, which serves as the general partner of Silvercrest L.P. Each Class A unit and Class B unit gives its holder the right to receive a percentage of the current profits of Silvercrest L.P. (as defined in the second amended and restated limited partnership agreement). Following our initial public offering, a substantial portion of the economic return of our principals has continued to be obtained through their equity ownership in Silvercrest L.P. We believe that the continued link between our performance and the economic return to our principals will encourage their continued exceptional performance. In addition, we believe that the restrictions on transfer and the ownership requirements to which our principals are subject serve to align our principals’ interests with those of our stockholders.

As an element of compensation, we intend to grant equity-based awards to those individuals considered to be important to our Company’s future success, primarily, (i) those professionals responsible for the investment performance of our strategies; (ii) those professionals principally responsible for servicing our existing clients and increasing our client base; and (iii) our executive officers.

At December 31, 2020, our Chief Executive Officer held restricted stock units with profits percentages and non-qualified stock options without profits percentages equity balances in Silvercrest L.P. as follows:

			Equity
	Profits	2020 Earned	Balance as of
	Percentage (1)	Profits (2)	December 31, 2020 (3)
Richard R. Hough	0.52%	$38,514	$3,296,074

(1)

The amount in this column represents the fully-diluted percentages of our named executive officer, which reflects all Class B Units of Silvercrest L.P. and unvested restricted stock units held by our named executive officers.  Non-qualified stock options that have not been exercised are excluded from profit allocations.

(2)

The amount in this column represents allocations of 2020 profits to our named executive officer pursuant to his respective equity interests related to both vested and unvested restricted stock units. Profits allocations related to the vested and unvested restricted stock units were determined based on the net income of Silvercrest L.P. in 2020.  Non-qualified stock options that have not been exercised are excluded from profit allocations.

(3)

The amount in this column represents the respective combined vested and unvested restricted stock unit and non-qualified stock option account balances of our named executive officer that would be paid to the holder following termination of employment under certain circumstances. The amount in this table assumes that the holder’s employment was terminated by death or disability.

Tax Considerations

Prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to a publicly-traded corporation for amounts paid in excess of $1 million to its chief executive officer and its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer), unless the compensation plan and awards meet certain requirements qualifying the compensation as performance based compensation. The Tax Act made a number of changes to Section 162(m), including the repeal of the “qualified performance-based compensation” exemption and the expansion of the definition of “covered employees” (e.g., by including the chief financial officer as a covered employee). Transition rules under the Tax Act will allow certain payments to be deductible based on the pre-Tax Act rules if the payments are made pursuant to certain binding arrangements in effect as of November 2, 2017.

While the compensation committee cannot predict how the deductibility limit may impact our executive compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.  The compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers but intends to continue to consider tax deductibility under Section 162(m) as a factor in compensation decisions to the extent Section 162 (m) is applicable.

Notwithstanding the foregoing, we reserve the right to pay amounts that are not deductible under Section 162(m) during any period when Section 162(m) is applicable to us.

Policy on Hedging and Short Sales

The Company prohibits short sales and transactions in derivatives of Company securities for all directors and officers of the Company.

Risk Considerations in our Compensation Program

We do not believe that our compensation policies and practices motivate imprudent risk taking. Consequently, we are satisfied that any potential risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee, which is comprised entirely of independent directors, reviews our compensation plans and policies periodically to ensure proper alignment with overall company goals and objectives. Our Compensation Committee also reviews the risks arising from our compensation policies and practices and assesses whether any such risks are reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The following table shows the annual compensation of our principal executive officer, principal financial officer and the three next most highly compensated executive officers who were serving as executive officers on December 31, 2020. These officers are referred to in this Proxy Statement as the “named executive officers.”

				Stock	All Other
		Salary	Bonus	Awards	Compensation
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Richard R. Hough,	2020	$700,000	$900,000	$1,065,928	$—	$2,665,928
Chief Executive Officer and	2019	$700,000	$1,000,000	$844,417	$—	$2,544,417
President	2018	$700,000	$1,500,000	$535,605	$—	$2,735,605

Scott A. Gerard,	2020	$375,000	$750,000	$—	$21,053	$1,146,053
Chief Financial Officer	2019	$375,000	$867,000	$12,423	$19,484	$1,273,907
	2018	$375,000	$826,000	$23,986	$18,698	$1,243,684

David J. Campbell,	2020	$375,000	$696,150	$—	$10,013	$1,081,163
General Counsel and Secretary	2019	$375,000	$696,150	$12,599	$—	$1,083,749
	2018	$375,000	$663,000	$20,613	$—	$1,058,613

Albert S. Messina,	2020	$300,000	$469,900	$—	$33,073	$802,973
Managing Director and Portfolio	2019	$300,000	$522,100	$9,607	$34,030	$865,737
Manager	2018	$300,000	$584,250	$19,095	$34,645	$937,990

J. Allen Gray,	2020	$300,000	$1,666,339	$—	$—	$1,966,339
Managing Director – Institutional	2019	$300,000	$1,945,177	$18,123	$—	$2,263,300
Business	2018	$300,000	$2,076,599	$34,992	$—	$2,411,591

(1)	Amounts represent guaranteed payments made to our named executive officers.
(2)	Amounts represent cash bonuses earned for the fiscal year and paid out in January and February of the following year.
(3)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with non-qualified stock options in Silvercrest L.P calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Silvercrest L.P.’s non-qualified stock option awards are all classified as equity instruments.  For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  In addition, amounts representing cash distributed to each of the named executive officers on account of his vested and unvested restricted stock units for 2020 are included in this column. For 2020, $65,928 is included for Mr. Hough.
(4)

For 2020, amounts in this column represent the aggregate dollar amount of all other compensation received by Mr. Gerard, consisting of employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Gerard equal to $1,565, and the savings of $13,488 to Mr. Gerard for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company.  For 2020, amounts in this column represent the aggregate dollar amount of all other compensation received by Mr. Campbell, consisting of employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Campbell equal to $1,565, and the savings of $2,448 to Mr. Campbell for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company.  For 2020, amounts in this column represent the aggregate dollar amount of all other compensation received by Mr. Messina, consisting of employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Messina equal to $1,138, and the savings of $25,935 to Mr. Messina for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company. None of the perquisites received by our other named executive officers exceeded $10,000 in 2020.

Employment Agreements

We do not have employment agreements with any of our named executive officers except for Messrs. Hough and Gray.

Mr. Hough became party to an employment agreement (the “Hough Employment Agreement”) during 2018.  The Hough Employment Agreement has an initial term of three years and after such term, will automatically renew for successive periods of one year, unless terminated by either party with 180 days’ written notice prior to the end of the initial term or any renewal term. During the term of the Hough Employment Agreement, Mr. Hough will receive an annualized base salary of $700,000, payable semi-monthly, subject to the review at least annually by the Company’s board of directors or the compensation committee. Based upon such review, Mr. Hough’s salary may be increased, but may not be decreased unless by mutual consent or pursuant to a decrease affecting all senior executives of the Company equally. Mr. Hough will also receive an annual cash bonus in an amount determined by the compensation committee in a manner consistent with the Company’s current practice.  Commencing in 2019, Mr. Hough will receive an annual grant under the Company’s 2012 Equity Incentive Plan in such form and amount as determined by the compensation committee.

Mr. Gray became party to an employment agreement (the “Gray Employment Agreement”) during 2020.  The Gray Employment Agreement has an initial term of three years and after such term, will automatically renew for successive periods of one year, unless terminated by either party with 180 days’ written notice prior to the end of the initial term or any renewal term. During the term of the Gray Employment Agreement, Mr. Gray will receive an annualized base salary of $300,000, payable semi-monthly, subject to the review at least annually by the Company’s Chief Executive Officer (“CEO”). Based upon such review, Mr. Gray’s salary may be increased, but not decreased, unless by mutual consent or pursuant to a decrease affecting all senior executives of the Company equally. Mr. Gray will also receive an annual cash bonus in an amount determined in accordance with the formula in the Gray Employment Agreement.  Mr. Gray will also be eligible to receive grants under the Company’s 2012 Equity Incentive Plan in such form and amount as determined by the CEO.

As limited partners of Silvercrest L.P., pursuant to the terms of the second amended and restated limited partnership agreement with Silvercrest L.P., none of our named executive officers may, while employed and during the one-year period following termination of employment by the employee, without good reason, (i) contact any of our clients or vendors or otherwise solicit any of our clients or vendors to terminate their relationship with us; (ii) accept any business from any of our clients with whom the employee dealt while at our Company; or (iii) hire any of our employees.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table sets forth information relating to restricted stock units and non-qualified stock options in Silvercrest L.P. granted to our named executive officers in 2020.

		All Other	All Other
		Stock Awards: Number Of	Option Awards: Number of
		Shares Of	Securities	Grant Date
	Grant	Stock Or	Underlying Options	Fair Value Of Stock
Name	Date	Units (#) (1)	(#) (2)	Awards ($) (2)
Richard R. Hough	5/1/2020	49,116	86,764	$1,000,000
Scott A. Gerard	—	—	—	$—
David J. Campbell	—	—	—	$—
Albert S. Messina	—	—	—	$—
J. Allen Gray	—	—	—	$—

(1)	These RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.
(2)	These non-qualified stock options vest in three equal installments on each of the first, second, and third anniversaries of the grant date.
(3)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with non-qualified stock options in Silvercrest L.P calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities.  Silvercrest L.P.’s restricted stock units and non-qualified stock option awards are all classified as equity instruments. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year End 2020

The following table sets forth information relating to equity interests in Silvercrest L.P. issued to our named executive officers subject to vesting provisions.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Richard R. Hough	—	86,764	$ 10.18	5/1/2030	49,116	$ 682,221
	20,247	40,495	$ 14.54	5/1/2024	25,791	$ 358,237
	70,265	35,133	$ 13.97	10/1/2023	—	$ —
Scott A. Gerard	—	—	$ —	—	—	$ —
David J. Campbell	—	—	$ —	—	—	$ —
Albert S. Messina	—	—	$ —	—	—	$ —
J. Allen Gray	—	—	$ —	—	—	$ —

(1)

The 49,116 restricted stock units vest in four equal installments on each of May 1, 2021, 2022, 2023 and 2024 and the remaining 25,791 restricted stock units vest on each of May 1, 2021, 2022 and 2023.

(2)	Represents (i) $13.89 per unit, which is the effective per unit value as of December 31, 2020, multiplied by (ii) the number of unvested units.

Option Exercises and Stock Vested During the Year Ended December 31, 2020

The following table sets forth information concerning interests in Silvercrest L.P. acquired upon the vesting of restricted stock units by the named executive officers during the year ended December 31, 2020.  No options were exercised by the named executives officers during the year ended December 31, 2020.

	Equity Awards
	Number of L.P. Interests	Value Realized on
Name	Acquired on Vesting (#)	Vesting ($) (1)
Richard R. Hough	8,597	$87,517

(1)	Reflects the vesting date fair value, which also represents the vesting date market value, computed in accordance with ASC 718 associated with restricted stock units in Silvercrest L.P.

Pension Benefits

We do not sponsor or maintain any benefit pension or retirement benefits for the benefit of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control. In determining amounts payable, we have assumed in all cases that the termination of employment occurred on December 31, 2020.

Severance and Other Benefits

Except for Messrs. Hough and Gray, we do not offer or have in place any formal retirement, severance, or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. Our other named executive officers, therefore, do not have employment, severance, change in control or other agreements with us that would require any payments to them in the event of a termination of employment and/or a change in control. Our named executive officers are all employed on an “at will” basis, which enables us to terminate their employment at any time. Under certain circumstances, our other named executive officers may be offered severance benefits to be negotiated at the time of termination.

In the event that Mr. Hough’s employment terminates without Cause (as defined in the Hough Employment Agreement) or is terminated by Mr. Hough for "Good Reason" (as defined in the Hough Employment Agreement) then, pursuant to the Hough Employment Agreement, Mr. Hough will be entitled to certain amounts and benefits (subject to execution of a release of claims), including:

-

earned but unpaid base salary as of the date of termination, any earned but unpaid bonuses for prior years (other than in the case of a termination for Cause) and benefits payable under Silvercrest’s employee benefit plans ("Accrued Obligations");

-

payment of a cash amount equal to two times the sum of the annual base salary, as in effect at termination, plus the average of the annual bonuses paid to Mr. Hough for the three fiscal years immediately prior to the year of termination (the “Average Bonus”) paid over 24 months following the termination date (with the potential for acceleration in the event of a termination of employment 180 days prior to or two years following a Change in Control (as defined in the Hough Employment Agreement));

-	payment, for the year of termination, of an amount (prorated in the case of any partial year) equal to the higher of the annual bonus Mr. Hough would have received for that year and the Average Bonus;
-

cash reimbursement of the Company’s portion of Mr. Hough’s COBRA premiums (or an amount equal to the Company’s portion of Mr. Hough’s COBRA premiums sufficient to cover full family health care) for a period of eighteen (18) months following the termination of Mr. Hough’s employment, subject to Mr. Hough’s timely election of such COBRA coverage;

-	cash reimbursement for the cost of six (6) months of senior executive level outplacement services using a provider selected by Mr. Hough, up to an aggregate cost of $50,000;
-	full vesting of time-based equity awards; and
-	vesting of performance-based awards based on actual performance.

In the event of termination of employment due to Mr. Hough’s Disability (as defined in the Hough Employment Agreement) or death, pursuant to the Hough Employment Agreement, Mr. Hough will be entitled to:

-	Accrued Obligations;
-	an Average Bonus;
-	full vesting of time-based equity awards; and
-	vesting of performance-based awards based on actual performance.

In the event that Mr. Gray’s employment terminates without Cause (as defined in the Gray Employment Agreement) or is terminated by Mr. Gray for "Good Reason" (as defined in the Gray Employment Agreement) then, pursuant to the Gray Employment Agreement, Mr. Gray will be entitled to certain amounts and benefits (subject to execution of a release of claims), including:

-

earned but unpaid base salary as of the date of termination, any earned but unpaid bonuses for prior years (other than in the case of a termination for Cause) and benefits payable under Silvercrest’s employee benefit plans ("Accrued Obligations");

-

payment of a cash amount equal to two times the sum of the annual base salary, as in effect at termination, plus the average of the annual bonuses paid to Mr. Gray for the three fiscal years immediately prior to the year of termination (the “Average Bonus”) paid over 24 months following the termination date (with the potential for acceleration in the event of a termination of employment 180 days prior to or two years following a Change in Control (as defined in the Gray Employment Agreement));

-	payment, for the year of termination, of an amount (prorated in the case of any partial year) equal to the higher of the annual bonus Mr. Gray would have received for that year and the Average Bonus;
-

cash reimbursement of the Company’s portion of Mr. Gray’s COBRA premiums (or an amount equal to the Company’s portion of Mr. Gray’s COBRA premiums sufficient to cover full family health care) for a period of eighteen (18) months following the termination of Mr. Gray’s employment, subject to Mr. Gray’s timely election of such COBRA coverage;

-	cash reimbursement for the cost of six (6) months of senior executive level outplacement services using a provider selected by Mr. Gray, up to an aggregate cost of $50,000;
-	full vesting of time-based equity awards; and
-	vesting of performance-based awards based on actual performance.

In the event of termination of employment due to Mr. Gray’s Disability (as defined in the Gray Employment Agreement) or death, pursuant to the Gray Employment Agreement, Mr. Gray will be entitled to:

-	Accrued Obligations;
-	an Average Bonus;
-	full vesting of time-based equity awards; and

Vesting of performance-based awards based on actual performance.

Restricted Stock Units and Stock Options

In 2020, the Company granted restricted stock units and non-qualified options to Mr. Hough.  The restricted stock units vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.  The non-qualified stock options vest in three equal installments on each of the first, second and third anniversaries of the grant date.  In 2019, the Company granted restricted stock units and non-qualified options to Mr. Hough.  The restricted stock units vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.  The non-qualified stock options vest in three equal installments on each of the first, second and third anniversaries of the grant date.  In 2018, the Company granted non-qualified stock options to Mr. Hough that vest in three equal installments on each of the first, second and third anniversaries of the grant date.

Dividend Equivalents

Each restricted stock unit also entitles the holder to receive distributions from Silvercrest L.P. in the same amounts and at the same times as the holder would have received the distributions had the Class B units underlying the restricted stock units been issued on the date of grant.

Treatment upon Termination of Employment

Voluntary Resignation other than for Good Reason and Termination with Cause

All restricted stock units and non-qualified stock options are automatically forfeited upon a voluntary resignation other than for Good Reason, as defined in Mr. Hough’s Employment Agreement and Mr. Gray’s Employment Agreement or termination with cause. The right to receive dividend equivalents on the restricted stock units also terminates upon a termination of employment for the reasons stated above.

Involuntary Termination without Cause or for Good Reason

Mr. Hough:

In the event that Mr. Hough’s employment was terminated without Cause (as defined in the Hough Employment Agreement) or was terminated by Mr. Hough for "Good Reason" (as defined in the Hough Employment Agreement) as of December 31, 2020, then, pursuant to the Hough Employment Agreement, Mr. Hough would have been be entitled to the following amounts and benefits (subject to execution of a release of claims):

-	payment of a cash amount equal to $1,400,000, which equals to two times Mr. Hough’s annual base salary as in effect at the time of termination;
-	payment of a cash amount equal to $2,666,667, which equals two times the Average Bonus;
-	payment of $1,333,333, which represents the higher of the annual bonus Mr. Hough would have received for 2020 and the Average Bonus;
-	payment of $46,554 for reimbursement of the Company’s portion of Mr. Hough’s COBRA premiums;
-	payment of $50,000 towards senior executive level outplacement services; and
-	full vesting of time-based equity awards equal to $1,040,458.

Mr. Gray:

In the event that Mr. Gray’s employment was terminated without Cause (as defined in the Gray Employment Agreement) or was terminated by Mr. Gray for "Good Reason" (as defined in the Gray Employment Agreement) as of December 31, 2020, then, pursuant to the Gray Employment Agreement, Mr. Gray would have been be entitled to the following amounts and benefits (subject to execution of a release of claims):

-	payment of a cash amount equal to $600,000, which equals to two times Mr. Gray’s annual base salary as in effect at the time of termination;
-	payment of a cash amount equal to $3,907,279, which equals two times the Average Bonus;
-	payment of $1,953,640, which represents the higher of the annual bonus Mr. Gray would have received for 2020 and the Average Bonus;
-	payment of $46,554 for reimbursement of the Company’s portion of Mr. Gray’s COBRA premiums;
-	payment of $50,000 towards senior executive level outplacement services.

Other named executive officers:

Upon an employee’s involuntary termination without Cause by us, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled.  There were no unvested restricted stock units of our other named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2020.

Involuntary Termination due to Death or Disability

Mr. Hough:

In the event of termination of employment on December 31, 2020 due to Mr. Hough’s Disability (as defined in the Hough Employment Agreement) or death, pursuant to the Hough Employment Agreement, Mr. Hough would have been entitled to:

-	payment of an Average Bonus of $1,333,333; and
-	full vesting of time-based equity awards equal to $1,040,458.

Mr. Gray:

In the event of termination of employment on December 31, 2020 due to Mr. Gray’s Disability (as defined in the Gray Employment Agreement) or death, pursuant to the Gray Employment Agreement, Mr. Gray would have been entitled to:

-	payment of an Average Bonus of $1,953,640.

Other named executive officers:

Upon an employee’s death or disability, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled.  There were no unvested restricted stock units of our other named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2020.

Retirement

Upon the retirement by the employee, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled.  The value of the restricted stock units of our named executive officers that would have been accelerated assuming the event described in this paragraph occurred on December 31, 2020 would have been $1,040,458, $0, $0, $0, and $0 for Messrs. Hough, Gerard, Campbell, Messina and Gray, respectively.

Change in Control

All of the restricted stock units automatically vest in full upon the consummation of a change in control transaction (as defined in the unit award agreement).  The value of the restricted stock units of our named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2020 would have been $1,040,458, $0, $0, $0, and $0 for Messrs. Hough, Gerard, Campbell, Messina and Gray, respectively.

Vesting and Redemption of Silvercrest L.P. Interests

Unless otherwise determined by the Board, in its sole discretion, or previously agreed to by the holder, his or her permitted transferees and us, if a holder of Silvercrest L.P. Class B units is terminated for cause, the holder (and, to the extent of any Class B units, transferred to his or her permitted transferees) would forfeit all of his, her or their unvested Class B units, if any, and, at our option, Silvercrest L.P. would have the right to redeem all of the vested Class B units collectively held by the holder and his or her permitted transferees for a purchase price equal to the lesser of (i) the aggregate capital account balance in Silvercrest L.P. of the holder and his or her permitted transferees and (ii) the purchase price paid by the terminated holder to first acquire the Class B units. In addition to the redemption described above, any holder terminated for cause will cease to receive any payments required to be made to the holder under the tax receivable agreement.

In the event of termination of employment of a named executive officer due to death or disability on December 31, 2020, no termination payments would be required to be made to any of our named executive officers except Messrs. Hough and Gray.

CEO Pay Ratio

In 2020, the compensation of Mr. Hough, our Chief Executive Officer and President, was approximately 13 times the median pay of our employees, resulting in a 13:1 CEO Pay Ratio.

We identified our median employee by examining 2020 total compensation for all individuals, excluding Mr. Hough, who were employed by our firm as of December 31, 2020, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation. We define “total compensation” as the aggregate of base salary, cash bonus and the grant date fair value of equity incentive compensation awards.

After identifying the median employee based on total compensation, we calculated total compensation in 2020 for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table for 2020.

As illustrated in the table below, our 2020 CEO Pay Ratio is 13:1:

	Mr. Hough	Median Employee
Base Salary ($)	$700,000	$200,000
Cash Bonus ($)	$900,000	$—
Stock Awards ($)	$1,065,928	$—
Total ($)	$2,665,928	$200,000

CEO Pay Ratio		13:1

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table sets forth our shares authorized for issuance under our equity compensation plans as of December 31, 2020.

Number of shares
	Number of shares to be	Weighted-average	remaining available
	issued upon exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
	warrants, and rights	warrants, and rights	compensation plans
Equity compensation plans approved by stockholders	336,053	$12.44	345,428
Equity compensation plans not approved by stockholders	—	—	—
Total	336,053	$12.44	345,428

INFORMATION CONCERNING OUR NON-DIRECTOR EXECUTIVE OFFICERS

The following table provides information about our executive officers as of April 23, 2021.

Name	Age	Position
Scott A. Gerard	53	Chief Financial Officer
David J. Campbell	52	General Counsel and Secretary
J. Allen Gray	60	Managing Director

Our executive officers are elected by and serve at the discretion of the Board. There are no family relationships among any of our executive officers. Set forth below is a brief description of the business experience of all executive officers.

Scott A. Gerard is our Chief Financial Officer. Mr. Gerard has served as Chief Financial Officer of SAMG LLC since 2010. Prior to joining Silvercrest, Mr. Gerard was Chief Financial Officer of Brand Connections, LLC, a private equity-backed marketing and media company from December 2008 through November 2009. Previously, he was Chief Financial Officer of Guideline, Inc., a publicly-held business research firm. Prior to Guideline, Mr. Gerard was a Division Controller with Citigroup Inc. and began his career with KPMG LLP. Mr. Gerard is a Certified Public Accountant and received a B.S. in accounting from the University of Buffalo.

David J. Campbell is our General Counsel and Secretary. Mr. Campbell has served as the General Counsel of SAMG LLC since 2009. Prior to joining Silvercrest, Mr. Campbell served as a Managing Director and Associate General Counsel at Jefferies & Company, Inc. from 2006 to 2009. Mr. Campbell began his career at DLJ Securities Corporation, where as a Senior Vice President he provided advice and counsel to DLJ’s Pershing Division, Investment Services Group and DLJdirect. In 2001, he joined the law firm of Bressler, Amery & Ross, P.C., where he was a partner. He graduated with a B.A. from The George Washington University and a J.D. from Villanova University School of Law.

J. Allen Gray is a Managing Director and has responsibility for Silvercrest's Institutional business, including consultant and client relations. Mr. Gray has served as a Managing Director of SAMG LLC since 2008.   Prior to joining Silvercrest, Mr. Gray served as a Managing Partner and a Member of the Management Committee of Osprey Partners Investment Management, LLC and as President of the Osprey Concentrated Large Cap Value Equity Fund from 1998 to 2008. At Osprey he was responsible for Sales, Marketing and Client Relations. Prior to Osprey Partners, Mr. Gray served as a Managing Director with Radnor Capital Management, a start-up investment firm, where he was responsible for the firm's sales, marketing and client relations activities from 1989 to 1998. Mr. Gray began his career with Kidder, Peabody & Co. as a financial advisor from 1983 to 1986 before accepting a position with Wheat, First Securities, Inc. as Vice President for institutional equity sales as well as continuing to work as a financial advisor to families and individuals from 1986 to 1989. Mr. Gray received his B.A. in Political Science from Randolph-Macon College.

PROPOSAL NO. 2

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company is required to provide a say-on-pay advisory vote under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which added Section 14A to the Securities Exchange Act of 1934. Accordingly, the Company is providing its stockholders with the opportunity to endorse or not endorse the Company’s executive compensation programs and policies through the following “say-on-pay” resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules and regulations of the SEC, including the summary compensation tables and narrative discussion is hereby APPROVED.”

As discussed in the “Executive Compensation” disclosures beginning on page 17, the Company designs its compensation programs to provide that its executives are compensated in a manner consistent with the Company’s strategy, competitive practice, internal equity and fairness and stockholder interests. Executive compensation is based to a significant extent on individual and Company-wide performance. The Company encourages stockholders to closely review the disclosures under “Executive Compensation,” including the “Summary Compensation Table” and the “Outstanding Equity Grants at Fiscal Year-End” table set forth on pages 21 through 24 of this proxy statement.

The stockholder vote on this resolution is advisory only and will not be binding on the Board and may not be construed as overruling a decision of the Board, nor create or imply any additional fiduciary duty of the members of the Board. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Approval of this resolution requires that a majority of the votes cast at the Annual Meeting vote in favor of the proposal. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

We believe that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2022 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NON-BINDING ADVISORY

RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS

DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 5, 2021 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. The address of each beneficial owner for which an address is not otherwise indicated is: 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change in control of the Company.

The following table sets forth information known to us regarding the ownership of our common stock as of April 5, 2021 by:

•	each person or entity that beneficially owns more than five percent of our common stock;
•	each member of the Board;
•	each of our executive officers named in the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement; and
•	all directors and executive officers as a group.

The percentages of common stock beneficially owned are based on 9,658,297 and 4,769,835 and 14,428,132 shares of our Class A, Class B and total common stock outstanding, respectively, on April 5, 2021.

	Class		Class
	A		B		Total
	Shares beneficially owned		Shares beneficially owned		Voting Power
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage
Royce & Associates, LP (1)	545,142	5.6%	—	—	3.8%
745 Fifth Avenue, New York, NY 10151

Boston Partners (2)	509,859	5.3%	—	—	3.5%
One Beacon Street, 30th Floor, Boston, MA 02108

Blackrock, Inc. (3)	542,113	5.6%	—	—	3.8%
55 East 52nd Street, New York, NY 10055

Executive Officers, Directors and Others
Richard R. Hough III	442,225	4.4%	432,639	9.1%	3.1%
Scott A. Gerard	115,399	1.2%	115,299	2.4%	*
David J. Campbell	70,897	*	70,797	1.5%	*
Albert S. Messina	182,319	1.9%	182,319	3.8%	1.3%
J. Allen Gray	103,119	1.1%	85,144	1.8%	*
Richard J. Burns	—	*	—	—	*
Winthrop B. Conrad, Jr.	4,000	*	—	—	*
Brian D. Dunn	9,000	*	—	—	*
All executive officers and Directors as a group (8 persons)	926,959	8.8%	886,198	18.6%	6.4%

*	Less than 1%
**

Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, whereby the reporting person is considered to beneficially own shares of our Class A common stock by virtue of the ability, generally, to exchange Class B units of Silvercrest L.P. for shares of our Class A common stock on a one-for-one basis. In accordance with Rule 13d-3, in determining the percentage ownership, only those shares issuable to the reporting person upon an exchange of partnership units are considered to be outstanding, in addition to the already outstanding shares of Class A common stock.  As a result, the beneficial ownership percentage may not reflect the reporting person’s actual voting or economic interest in the Company.

(1)

The number of shares owned is based on information included in the Schedule 13G/A filed by Royce & Associates, LP (“Royce”) with the SEC on January 27, 2021. According to the Schedule 13G/A, Royce has sole dispositive power over 545,142 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 545,142 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(2)

The number of shares owned is based on information included in the Schedule 13G/A filed by Boston Partners. (“Boston”) with the SEC on February 11, 2021. According to the Schedule 13G/A, Boston has sole dispositive power over 509,859 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 421,045 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(3)

The number of shares owned is based on information included in the Schedule 13G filed by Blackrock, Inc. (“Blackrock”) with the SEC on February 2, 2021. According to the Schedule 13G, Blackrock has sole dispositive power over 542,113 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 533,215 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2021

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2021. Deloitte also served as our independent registered public accounting firm for fiscal year 2020. You are being asked to ratify the appointment by our Audit Committee of Deloitte as our independent registered public accounting firm for fiscal year 2021.

Members of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If Deloitte should decline to act or otherwise become incapable of acting, or if Deloitte’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent registered public accounting firm for fiscal year 2021.

2020 and 2019 Audit and Tax Compliance Fees

Aggregate fees for professional services rendered for us by Deloitte, and its affiliates, for the fiscal years ended December 31, 2020 and 2019 are set forth below.

	2020	2019
Audit Fees (a)	$677,000	$742,975
Audit-related Fees (b)	—	—
Tax Compliance Fees (c)	29,925	28,351
All Other Fees (d)	2,063	2,063
Total Fees	$708,988	$773,389

(a)

Audit fees consist of fees for professional services provided in connection with the annual audit and interim reviews of our consolidated financial statements. Audit fees were $677,000 and $742,975 for the fiscal years ended December 31, 2020 and 2019, respectively.

(b)

Audit related fees consist of assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under Audit Fees.  There were no audit related fees for the years ended December 31, 2020 and 2019.

(c)	Tax compliance fees consist of fees for professional services in connection with a limited scope review of the Company’s U.S. federal, state, and local income tax returns.
(d)	All other fees consist of the annual cost of a technical accounting database subscription provided by Deloitte or its affiliates.

The Audit Committee is required by its charter to pre-approve audit services and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee approved all services provided by Deloitte during 2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2021.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and operate pursuant to a written charter approved by the Board. We are comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NASDAQ listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has determined that the Audit Committee’s current chairman, Mr. Richard J. Burns, is the Audit Committee “financial expert”, as defined by SEC rules.

Management is responsible for the Company’s financial reporting process, including the Company’s system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm, or “independent accountants,” is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States. Our responsibility is to monitor and review this process. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to the Company’s financial statements, or any professional certification as to the independent accountants’ work. In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on the Company’s financial statements.

During 2020 we met five times. During 2020, we:

•	appointed Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2020;
•	met with management and the independent accountants to review and discuss the Company’s critical accounting policies and significant estimates;
•	met regularly with the independent accountants outside the presence of management;
•	reviewed and discussed the quarterly reports prior to filing with the SEC;
•	reviewed and discussed the quarterly earnings press releases;
•	reviewed the processes by which risk is assessed and mitigated; and
•	completed all other responsibilities under the Audit Committee charter.

We have reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2020 with management.  We have discussed with the independent accountants the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X, which includes a review of significant accounting estimates and the Company’s accounting practices. In addition, we have received written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent accountants their firm’s independence.

Based upon our discussion with management and the independent accountants, and our review of the representations of management and the independent accountants, we recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2020.

We considered whether the independent accountants’ provision of audit-related and tax compliance services to the Company is compatible with maintaining the independent accountants’ independence and have determined the provision of such audit-related and tax compliance services are compatible with the independent accountants’ independence. Accordingly, we have approved retention of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2021.

We reviewed and reassessed the adequacy of the Audit Committee Charter and recommended no changes.

THE AUDIT COMMITTEE

Richard J. Burns, Chairman

Winthrop B. Conrad, Jr.

Brian D. Dunn

OTHER MATTERS

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2020 is hereby incorporated by reference.

A copy of our 2020 annual report to stockholders is being sent to our stockholders together with this Proxy Statement.

By order of the Board of Directors,

David J. Campbell

General Counsel and Secretary

New York, New York

April 30, 2021

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 1330 Avenue of the Americas, 38th Floor New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Campbell and Scott A. Gerard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class A Common Stock of SILVERCREST ASSET MANAGEMENT GROUP INC. held of record by the undersigned on April 23, 2021, at the Annual Meeting of Stockholders to be held in a virtual-only meeting format, on June 2, 2021, or any adjournment or postponement thereof. The shares of stock you hold as of the close of business on April 23, 2021 will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the nominees for director (Proposal 1), “FOR” Proposal 2 and “FOR” Proposal 3, and otherwise in accordance with the best judgment of the proxy holder upon other matters that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 2, 2021 Class A IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2021 Annual Meeting of Stockholders, a Proxy Statement for the 2021 Annual Meeting of Stockholders and the 2020 Annual Report to Stockholders. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 20230300000000000000 4 060221 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. FOR AGAINST ABSTAIN 1. The election as director of the nominees listed below (except as marked to the contrary below). O Richard R. Hough III O Darla M. Romfo FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 2, 2021 Class A INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20230300000000000000 4 060221 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2021 Annual Meeting of Stockholders, a Proxy Statement for the 2021 Annual Meeting of Stockholders and the 2020 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. The election as director of the nominees listed below (except as marked to the contrary below). O Richard R. Hough III O Darla M. Romfo FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 1330 Avenue of the Americas, 38th Floor New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Campbell and Scott A. Gerard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class B Common Stock of SILVERCREST ASSET MANAGEMENT GROUP INC. held of record by the undersigned on April 23, 2021, at the Annual Meeting of Stockholders to be held in a virtual-only meeting format, on June 2, 2021, or any adjournment or postponement thereof. The shares of stock you hold as of the close of business on April 23, 2021 will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the nominees for director (Proposal 1), “FOR” Proposal 2 and “FOR” Proposal 3, and otherwise in accordance with the best judgment of the proxy holder upon other matters that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 2, 2021 Class B IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 20230300000000000000 4 060221 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2021 Annual Meeting of Stockholders, a Proxy Statement for the 2021 Annual Meeting of Stockholders and the 2020 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. The election as director of the nominees listed below (except as marked to the contrary below). O Richard R. Hough III O Darla M. Romfo FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 2, 2021 Class B INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20230300000000000000 4 060221 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at http://www.silvercrestgroup.com 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2021 Annual Meeting of Stockholders, a Proxy Statement for the 2021 Annual Meeting of Stockholders and the 2020 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. The election as director of the nominees listed below (except as marked to the contrary below). O Richard R. Hough III O Darla M. Romfo FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: